Exhibit 10.7
First Amendment to the
Avery Dennison Corporation
2017 Incentive Award Plan
    This First Amendment (this “Amendment”) to the Avery Dennison Corporation 2017 Incentive Award Plan (the “Plan”) has been approved by the Compensation and Executive Personnel Committee (the “Committee”) of the Board of Directors (the “Board”) of Avery Dennison Corporation (the “Company”) on October 24, 2018 and ratified by the Board on October 25, 2018 (the “Amendment Date”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan.
    WHEREAS, the Company maintains the Plan as approved by the Committee and ratified by the Board on February 23, 2017 and further approved by the Company’s stockholders on April 27, 2017;
    WHEREAS, the Company desires to amend the Plan pursuant to the authority given to it under Section 13.1 of the Plan; and
    WHEREAS, this Amendment, together with the Plan (as of immediately prior to the Amendment Date), constitutes the entire Plan as amended.
NOW, THEREFORE, effective as of the Amendment Date, the Plan is hereby amended as follows:
1.The last sentence of Section 5.2, which reads as follows:
In determining the amount earned under these Awards, the Administrator (i) shall, unless otherwise provided in an Award Agreement, have the right to decrease or eliminate the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant, including the assessment of individual or corporate performance for the Performance Period, but (ii) in no event shall the Administrator have the right to increase the amount payable.
is hereby replaced with the following:
In determining the amount earned under these Awards, the Administrator (i) shall, unless otherwise provided in an Award Agreement, have the right to decrease or eliminate the amount payable at a given level of performance to take into account (A) individual performance during the Performance Period that is below satisfactory standards, (B) the occurrence of any act, omission, event or circumstance that could constitute “Cause” for purposes of Termination of Service of the Awardee or (C) any other fraudulent, willful or negligent acts or omissions of the Awardee that could adversely affect the business, financial performance or reputation of the Company or any Subsidiary, but (ii) in no event shall the Administrator have the right to increase the amount payable.

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2.The change described in Section 1 above shall only to awards granted after the Amendment Date.
3.Except as set forth in this Amendment, the Plan (as in effect prior to the Amendment Date) shall remain in full force and effect on and following the Amendment Date.
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This Amendment has been executed on the Amendment Date.

AVERY DENNISON CORPORATION

/s/ Mitchell R. Butier
By:     Mitchell R. Butier
Its:      President and Chief Executive Officer